Exhibit 10.13
Form of Director Change of Control Agreement - Full Single-Trigger

[Date]

[Name]
[Title]
Callidus Software Inc.

Dear [Name]:

This letter (“Letter”) modifies any stock option agreement, any restricted stock unit agreement, or other agreement documenting any equity award (as applicable, any “Equity Award Agreement”) you may now or hereafter have with respect to the common stock of Callidus Software Inc. (the “Company”) and any prior agreement between you and the Company regarding the Equity Award Agreements including, without limitation, any prior change of control agreement(s). This Letter provides for accelerated vesting of your Company stock options, restricted stock awards, restricted stock unit awards and other equity-based awards, as applicable (collectively, the “Equity Awards”) under the conditions described below.

In the event of any “Change of Control” of the Company, you shall receive one hundred percent (100%) vesting of your Equity Awards as of the effective date and time of the Change of Control.

For purposes of the above, “Change of Control” means:

(i)
The acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of “beneficial ownership” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (it being understood that securities owned by any person on the date hereof shall not be counted against such limit with respect to such person); or

(ii)
A change in the composition of the board of directors of the Company (the “Board”) occurring within a rolling two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either: (A) are members of the Board as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or

(iii)
A merger or consolidation involving the Company other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (including the parent corporation of such Surviving Entity)) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such Surviving Entity outstanding immediately after such merger or consolidation, or a sale or disposition by the Company of all or substantially all of the Company’s assets. For purposes of this subclause (iii), “Surviving Entity” refers to the entity surviving the merger, consolidation, sale or disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing subsections (i) thru (iii), a transaction that does not constitute a change of control event under U.S. Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii) will not be considered a Change of Control for purposes of compensation under this Letter that constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

Section 409A. To the extent that any provision of this Letter is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder comply with Section 409A of the Code.

For all purposes under this Letter, the term “Company” shall include any successor to the Company’s business and/or assets or which becomes bound by this Letter by operation of law.

The invalidity or unenforceability of any provision or provisions of this Letter shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. The validity, interpretation, construction and performance of this Letter shall be governed by the laws of the State of California (other than their choice-of-law provisions).

The modification to the terms of the vesting schedule of your Equity Awards as described in this Letter has been approved by the Board and is effective immediately.

Sincerely,

[Insert Name]
[Insert Title]

AGREED AND ACCEPTED this ____ day of __________ 20__.

_______________________________________
[Name]